Name of Investor:

SUBSCRIPTION AGREEMENT

January 20, 2009

Element 21 Golf Company
200 Queens Quay E #1
Toronto, Ontario, Canada M5A 4K9

1. Investment.  The undersigned (sometimes referred to herein as “I” or the “Investor”) hereby agrees to loan a total of Three Hundred ($ 300,000) (the “Loan Amount”) to Element 21 Golf Company, a Delaware corporation (the “Company”), in exchange for (i) a convertible promissory note (the “Note”), a form of which is attached hereto as Exhibit A, and (ii) warrants for shares of the Company's common stock, a form of which is attached hereto as Exhibit B (the “Warrants”), on the terms and conditions described herein.  The Note shall bear interest at a rate of 7% per annum, with principal and interest due and payable on July 20, 2009.

2. Payment.  I hereby tender to the Company the Loan Amount, one manually executed copy of this Subscription Agreement and an executed copy of my Accredited Investor Questionnaire which is attached hereto as Annex A.

I fully understand that the Company has a limited operating history and that the Note is a speculative investment which involves a high degree of risk of loss of my entire investment.  I fully understand the nature of the risks involved in making the loan to the Company and I am qualified by my knowledge and experience to evaluate investments of this type.  I have carefully considered the potential risks relating to the Company and making the loan to the Company and have, in particular, reviewed each of the risks set forth in Annex B attached hereto and the Company’s filings with the Securities and Exchange Commission set forth on Annex C attached hereto which may be obtained at www.sec.gov (the “SEC Filings”).  Both my advisors and I have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the Company and the terms and conditions of a proposed investment in the Company and my advisors and I have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company.  Accordingly, I have independently evaluated the risks of making the loan to the Company.

3. Investor Representations and Warranties.  I acknowledge, represent and warrant to, and agree with, the Company as follows:

(a) I am aware that my investment involves a high degree of risk, certain of which risks are disclosed in the Risk Factors attached hereto as Annex B.  I am aware that the Company commenced its present business in October 2002, has incurred significant losses during each fiscal year thereafter and needs additional financing.

(b) I acknowledge and am aware that there is no assurance as to the future performance of the Company.

(c) I acknowledge that there may be certain adverse tax consequences to me in connection with my making the loan to the Company and my receipt of the Warrants, and the Company has advised me to seek the advice of experts in such areas prior to making this investment.

(d) I am making the loan for my own account for investment and not with a view to or in connection with the distribution of the Note, the Warrants, or the shares of the Company’s Common Stock, $.01 par value per share issuable upon conversion of the Note or the exercise of the Warrants (collectively, the “Securities”), nor with any present intention of selling or otherwise disposing of all or any part of the Securities.  I agree that I must bear the economic risk of my investment for an indefinite period of time because, among other reasons, none of the Securities have been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available.  I understand that the Company is under no obligation to register any of the Securities on my behalf or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws.  I hereby authorize the Company to place a legend denoting the foregoing restrictions on any of the Securities.

(e) I am not a member of the National Association of Securities Dealers, Inc. (“NASD”); I am not and have not, for a period of 12 months prior to the date of this Subscription Agreement, been affiliated or associated with any company, firm, or other entity which is a member of the NASD; and I do not own any stock or other interest in any member of the NASD (other than interests acquired in open market purchases).

(f) I recognize that the Securities, as an investment, involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of my investment.  I further understand that none of the Company’s assets have been pledged as security for the Note.  I believe that an investment in the Securities is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Securities.

(g) I have been given access to full and complete information regarding the Company and the Securities and have utilized such access to my satisfaction for the purpose of obtaining information, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions and receiving answers from, such officers concerning the terms and conditions of the issuance of the Securities and the business and operations of the Company and to obtain any additional information, to the extent reasonably available.

(h) I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of making the loan, and thereby investing in the Securities and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Securities.  I have not utilized any person as my purchaser representative as defined in Regulation D promulgated by the Securities Exchange Commission pursuant to the Securities Act in connection with evaluating such merits and risks.

(i) I have relied solely upon my own investigation in making a decision to invest in the Securities.

(j) I have received no representation or warranty from the Company or any of its respective officers, directors, employees, consultants or agents in respect of my investment in the Securities and I have received no information (written or otherwise) from them relating to the Company or its business other than as contained herein or in the SEC Filings.  I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(k) I have had full opportunity to ask questions and to receive satisfactory answers concerning the offering of the Securities and other matters pertaining to my investment in the Securities and all such questions have been answered to my full satisfaction.

(l) I have been provided an opportunity to obtain any additional information concerning the Securities and the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(m) I am an “accredited investor” as defined in Section 2(15) of the Securities Act and in Rule 501 promulgated thereunder.

(n) I understand that (i) the Securities have not been registered under the Securities Act, or the securities laws of any state in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed the offering of Securities or made any finding or determination relating to the fairness of an investment in the Company and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

(o) I understand that since neither the offer nor sale of the Securities has been registered under the Securities Act or the securities laws of any state, the Securities may not be sold, assigned, pledged or otherwise disposed of unless they are so registered or an exemption from such registration is available.

(p) I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Securities in view of my overall financial needs and with respect to the legal and tax implications of such investment.

(q) If the undersigned is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

(r) The information contained in my Accredited Investor Questionnaire, as well as any information which I have furnished to the Company with respect to my financial position and business experience, is correct and complete as of the date of this Subscription Agreement and, if there should be any material change in such information prior to the consummation of the transactions contemplated hereby, I will furnish such revised or corrected information to the Company.

I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability.

5. Indemnification.  I hereby agree to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses, including reasonable attorneys' fees) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Subscription Agreement or my Accredited Investor Questionnaire, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein.

6. Severability.  In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

7. Choice of Law and Jurisdiction; Arbitration.  This Subscription Agreement will be deemed to have been made and delivered in the state of the Investor’s residence as set forth on the signature page hereto and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware.

8. Counterparts.  This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Subscription Agreement may be by actual or facsimile signature.

9. Benefit.  This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto.

10. Notices and Addresses.  All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar courier delivery, or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

Investor:	At the address designated on the signature page of this Subscription Agreement.

the Company:	Element 21 Golf Company
200 Queens Quay E #1
Toronto, Ontario, Canada M5A 4K9
Tel: (416) 363-2121

or to such other address as any of them, by notice to the others may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery.

11. Oral Evidence.  This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

12. Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

13. Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements contained herein shall survive the delivery of, and the payment for, the Securities.

14. Acceptance of Purchase.  The Company may accept this Subscription Agreement by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ANNEX B

RISK FACTORS

The Securities to be issued by the Company are speculative and involve a high degree of risk.  Each investor is urged to carefully read the “Risk Factors” set forth below.  As used herein, the terms “we”, “the Company” and “our” refer to Element 21 Golf Company.

We Will Need To Raise Additional Funds.  These Funds May Not Be Available When We Need Them or on Terms Favorable to Us.

We will need to raise additional funds to operate the business, support more rapid expansion, develop new or enhanced products, respond to competitive pressures, acquire complementary businesses or technologies, or respond to unanticipated events.  There can be no assurances that additional financing will be available when needed on favorable terms, or at all.  If these funds are not available when we need them, we may need to change our business strategy or reduce our operations or investment activities.  In addition, any issuance of additional equity securities will dilute the ownership interest of our existing stockholders and the issuance of additional debt securities may increase the perceived risk of investing in us.

There Are Risks Associated With Our Stock Trading On The NASD OTC Bulletin Board Rather Than A National Exchange.

There are significant consequences associated with our stock trading on the NASD OTC Bulletin Board rather than a national exchange.  The effects of not being able to list our securities on a national exchange include:

- Limited release of the market prices of our securities;

- Limited news coverage of us;

- Limited interest by investors in our securities;

- Volatility of our stock price due to low trading volume;

- Increased difficulty in selling our securities in certain states due to “blue sky” restrictions; and

- Limited ability to issue additional securities or to secure additional financing.

“Penny Stock” Regulations May Impose Certain Restrictions On The Marketability of Our Securities.

The Securities and Exchange Commission (the “Commission”) has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share, subject to certain exceptions.  The Company's Common Stock is presently subject to these regulations which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market.  The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell the Company's securities and may negatively affect the ability of purchasers of the Company's shares of Common Stock to sell such securities.

Limited Trading Market; Restrictions on Transferability.  The Company’s shares of Common Stock trade on the OTC Bulletin Board with limited daily trading volume.  However, the Securities have not been registered under the Act, and accordingly, are subject to restrictions on transferability and resale and may not be transferred or sold except as permitted under the Act and applicable state securities laws, pursuant to registration or exemption therefrom.  Investors should be aware that they will be required to bear the financial risk of this investment for an indefinite period of time.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE PLEDGED, TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

IT IS INTENDED THAT THE NOTES OFFERED HEREBY AND THE WARRANTS WILL BE MADE AVAILABLE ONLY TO ACCREDITED INVESTORS, AS DEFINED IN SECTION 2(15) OF THE SECURITIES ACT AND RULE 501 THEREUNDER.  THE SECURITIES OFFERED HEREBY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS FOR NON-PUBLIC OFFERINGS.  SUCH EXEMPTIONS LIMIT THE NUMBER AND TYPES OF INVESTORS TO WHICH THE OFFERING WILL BE MADE AND RESTRICT SUBSEQUENT TRANSFER OF THE SECURITIES.

INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT.  INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS OF THIS OFFERING, AND THAT HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT THEY ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THIS INVESTMENT.

NO SECURITIES MAY BE RESOLD OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS.  THE OFFEREE, BY ACCEPTING DELIVERY OF THESE MATERIALS, AGREES TO RETURN THE OFFERING MATERIALS AND ALL ACCOMPANYING OR RELATED DOCUMENTS TO THE COMPANY UPON REQUEST IF THE OFFEREE DOES NOT AGREE TO PURCHASE ANY OF THE SECURITIES OFFERED HEREBY.

THESE MATERIALS ARE SUBMITTED IN CONNECTION WITH THE PRIVATE OFFERING OF THE SECURITIES AND DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.  ANY REPRODUCTION OR DISTRIBUTION OF THE SUBSCRIPTION AGREEMENT IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED.  ANY PERSON ACTING CONTRARY TO THE FOREGOING RESTRICTIONS MAY PLACE HIMSELF AND THE COMPANY IN VIOLATION OF FEDERAL OR STATE SECURITIES LAWS.

EACH OFFEREE MAY, IF HE SO DESIRES, MAKE INQUIRIES OF MANAGEMENT OF THE COMPANY WITH RESPECT TO THE COMPANY'S BUSINESS OR ANY OTHER MATTERS SET FORTH HEREIN, AND MAY OBTAIN ANY ADDITIONAL INFORMATION WHICH SUCH PERSON DEEMS TO BE NECESSARY IN ORDER TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED HEREIN AND TO MAKE AN INVESTMENT DECISION (TO THE EXTENT THAT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE).  IN CONNECTION WITH SUCH INQUIRY, ANY DOCUMENTS WHICH ANY OFFEREE WISHES TO REVIEW WILL BE MADE AVAILABLE FOR INSPECTION AND COPYING OR PROVIDED, UPON REQUEST, SUBJECT TO THE OFFEREES AGREEMENT TO MAINTAIN SUCH INFORMATION IN CONFIDENCE AND TO RETURN THE SAME TO THE COMPANY IF THE RECIPIENT DOES NOT PURCHASE THE SECURITIES OFFERED HEREUNDER. ANY SUCH INQUIRIES OR REQUESTS FOR ADDITIONAL INFORMATION OR DOCUMENTS SHOULD BE MADE IN WRITING TO THE COMPANY AT THE COMPANY’S ADDRESS.

ANNEX C

SEC FILINGS

Annual Report on Form 10-KSB for the fiscal year ended June 30, 2008.
Quarterly Report on Form 10-QSB for the quarter ended September 30, 2008